UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2011

______________

CPG INTERNATIONAL INC.
(Exact name of registrant as specified in charter)

______________

Delaware	333-134089	20-2779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Corey Street, Scranton, PA	18505
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (570) 558-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

 Item 7.01.  Regulation FD Disclosure.

CPG International Inc. (together with its subsidiaries, the “Company”) is currently engaged in negotiations with lenders regarding new senior secured credit facilities. The terms of the new senior secured credit facilities have not yet been finalized and, if finalized, the terms may differ materially from the terms of the Company’s existing credit facilities. The Company’s current intent is that the new senior secured credit facilities will provide for aggregate borrowings of up to $350 million, comprised of a $65 million asset-based revolving credit facility (of which approximately $40 million is expected to be drawn at closing), a $235 million first lien term loan facility and a $50 million second lien term loan facility.  The Company expects to enter into the new senior secured credit facilities during the first quarter of 2011 and anticipates using the proceeds from borrowings under the senior secured credit facilities (a) to repay, repurchase and/or redeem all of its outstanding indebtedness, (b) to fund working capital requirements, which are typically highest this time of year as a result of extended terms related to the Company’s “early buy” sales program for AZEK products, and (c) for general corporate purposes.  Currently, no lender or group of lenders have committed to provide loans under any of the new senior secured credit facilities and there can be no assurance that any such commitments will be provided, or that the Company will enter into the new senior secured credit facilities and refinance its existing indebtedness, or if entered into, that such credit facilities will be on terms and conditions satisfactory to the Company.

In connection with the anticipated new senior secured credit facilities, the Company is providing the following estimated financial projections for the fiscal year ended December 31, 2010 based on preliminary data:

•
estimated net sales for the year ended December 31, 2010 of $327.5 million (compared to net sales of $266.9 million for the year ended December 31, 2009), consisting of estimated net sales of approximately $213 million for AZEK Building Products (compared to net sales of $163.8 million for the year ended December 31, 2009), estimated net sales of approximately $58 million for Scranton Products (compared to net sales of $66.1 million for the year ended December 31, 2009) and estimated net sales of approximately $57 million for Vycom (compared to $37.0 million for the year ended December 31, 2010); and

•	estimated Adjusted EBITDA for the year ended December 31, 2010 between $67 million and $68 million (compared to Adjusted EBITDA of $60.9 million for the year ended December 31, 2009).

Because the Company’s financial statements for the year ended December 31, 2010 are not yet available, the estimates included above are preliminary, unaudited, subject to completion, reflect the Company’s current best estimates and may be revised as a result of management’s further review of the Company’s results.  During the course of the preparation of the Company’s consolidated annual financial statements and related notes, the Company may identify items that would require it to make material adjustments to the preliminary financial information presented above.

Forward-Looking Statements

Statements in this current report on Form 8-K which are not purely historical facts or which necessarily depend upon future events, including statements about the Company’s anticipated new senior secured credit facilities, statements about forecasted financial performance (including estimated financial projections for the fiscal year ended December 31, 2010), guidance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to the Company on the date of this current report.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, the commercial building industry, raw material prices, competition, the economy and the financial markets.  The Company may not succeed in addressing these and other risks.  Further information regarding factors that could affect the Company’s financial and other results can be found in the risk factors section of the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission.  Consequently, all forward-looking statements in this current report are qualified by the factors, risks and uncertainties contained therein.

7977185

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPG International Inc.
By:	/s/ Scott Harrison
Executive Vice President and Chief Financial Officer

Dated: January 26, 2011

7977185